UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2014

CADENCE DESIGN SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15867	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2655 Seely Avenue, Building 5 San Jose, California		95134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 943-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 19, 2014, Cadence Design Systems, Inc. (“Cadence”) entered into a $250 million five-year senior unsecured revolving credit facility, documented as an amendment (the “Amendment”) to that certain five-year senior secured revolving credit facility, dated December 12, 2012 (the “Existing Credit Agreement” and, as amended, the “Amended Credit Agreement”), with Bank of America, N.A., as sole administrative agent, and other lenders party thereto.

The Amended Credit Agreement is unsecured, and all liens securing the Existing Credit Agreement were released upon effectiveness of the Amendment. Pursuant to the Amendment, all of the guaranties by Cadence’s subsidiaries under the Existing Credit Agreement were also released, and there are currently no subsidiaries guaranteeing Cadence’s obligations under the Amended Credit Agreement. Any future material domestic subsidiaries will be required to become guarantors, subject to certain exceptions set forth in the Amended Credit Agreement.

Borrowings by Cadence under the Amended Credit Agreement may be used to finance working capital, capital expenditures, mergers and acquisitions and other lawful purposes. Any outstanding loans drawn under the Amended Credit Agreement are payable on or before September 19, 2019.

The interest rate provisions under the Amended Credit Agreement are unchanged from those contained in the Existing Credit Agreement: amounts outstanding under the Amended Credit Agreement accrue interest at a rate equal to either (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”) plus a margin between 1.25% and 2.0% per annum, depending on Cadence’s leverage ratio, or, at the option of Cadence, (ii) a base rate (equal to the highest of (a) the federal funds rate plus 0.50%, (b) the administrative agent’s prime rate and (c) BBA LIBOR plus 1.0%) plus a margin between 0.25% and 1.0% per annum, depending on Cadence’s leverage ratio. Interest is payable on the last day of each interest period selected by Cadence under the Amended Credit Agreement and, in any event, at least quarterly. A commitment fee ranging from 0.20% to 0.35% on the daily average undrawn portion of revolving commitments under the Amended Credit Agreement accrues and is payable quarterly in arrears.

The Amended Credit Agreement contains customary negative covenants that, among other things, restrict Cadence’s ability to incur additional indebtedness, grant liens and make certain investments, asset dispositions and restricted payments. In addition, the Amended Credit Agreement contains certain financial covenants that require Cadence to maintain a funded debt to EBITDA ratio not greater than 2.75 to 1, subject to certain exceptions from these restrictions. The Amended Credit Agreement also requires Cadence to maintain an EBITDA to interest charges ratio of at least 3 to 1.

A copy of the Amendment is attached hereto as Exhibit 10.01 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the Amendment and the Existing Credit Agreement, which was filed as Exhibit 10.01 to the Current Report on Form 8-K filed on December 13, 2012.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.01	First Amendment to Credit Agreement, dated as of September 19, 2014, by and among Cadence Design Systems, Inc., Bank of America, N.A. and other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2014

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ Geoffrey G. Ribar
Geoffrey G. Ribar
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.01	First Amendment to Credit Agreement, dated as of September 19, 2014, by and among Cadence Design Systems, Inc., Bank of America, N.A. and other lenders party thereto.